Exhibit (d)(1)(j)
JOHN HANCOCK FUNDS II
AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT
     AMENDMENT (the “Amendment”) made this 24th day of September, 2010, to the Amended and Restated Advisory Agreement dated September 26, 2008, between John Hancock Funds II, a Massachusetts business trust (the “Trust”) and John Hancock Investment Management Services, LLC, a Delaware limited liability company (“JHIMS” or the “Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:
1. CHANGE IN APPENDIX A
Appendix A is amended to reduce the advisory fee for the following portfolios:
All Cap Value Fund Global Real Estate Fund
2. EFFECTIVE DATE
     The Amendment shall become effective with respect to the Portfolios on the later of:
(i) the date of its execution and (ii) approval by the Board of Trustees of the Trust of the Amendment.
John Hancock Funds II

By:	/s/ Hugh McHaffie Hugh McHaffie
John Hancock Investment Management Services, LLC

By:	/s/ Andrew Arnott Andrew Arnott

APPENDIX A
ADVISORY FEE SCHEDULES
     The Adviser shall serve as investment adviser for each Fund of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund, the fee computed separately for such Fund at an annual rate as follows (the “Adviser Fee”).
     The term Aggregate Net Assets in the chart below includes the net assets of a Fund of the Trust. It also includes with respect to certain Funds as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Fund also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.
     For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Fund and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.
     The Adviser Fee for a Fund shall be based on the applicable annual fee rate for the Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Fund shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Fund. Fees shall be paid either by wire transfer or check, as directed by the Adviser.
     If, with respect to any Fund, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Advisory Fee Schedules

Aggregate Net Assets Include the Net
Assets of the following funds in addition
Trust Portfolio	to the Trust Portfolio	Advisory Fee of the Trust Portfolio
Active Bond Fund	Active Bond Trust (JHT)	0.600% — at all asset levels.

All Cap Core Fund	All Cap Core Trust (JHT)	0.800% — first $500 million; and 0.750% — excess over $500 million.

All Cap Value Fund	All Cap Value Trust (JHT)	0.800% — first $500 million; and 0.750% — excess over $500 million.

Alpha Opportunities Fund	Alpha Opportunities Trust (JHT)	1.025% — first $250 million;
1.00%— next $250 million;
0.975% — next $500 million; and
0.950%— excess over $1 billion.

Alternative Asset Allocation Fund	N/A	See below

Blue Chip Growth Fund	Blue Chip Growth Trust (JHT)	0.825% — first $1 billion; and
0.775% — excess over $1 billion.*
*When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.800% on the first $1 billion of Aggregate Net Assets.

Capital Appreciation Fund	Capital Appreciation Trust (JHT)	0.850% — first $300 million; 0.800% — between $300 million and $500 million; 0.700% — between $500 million and $1 billion; and 0.670% — excess over $1 billion.

Core Allocation Plus Fund	Core Allocation Plus Trust (JHT)	0.915% — first $500 million; and 0.865% — excess over $500 million

Core Bond Fund	Core Bond Trust (JHT)	0.690% — first $200 million; 0.640% — next $200 million; and 0.570% — excess over $400 million.

Core Diversified Growth & Income Portfolio	See below	See below

Core Fundamental Holdings Portfolio	See below	See below

Core Global Diversification Portfolio	See below	See below

Currency Strategies Fund	Currency Strategies Trust (JHT)	0.950% — first $250 million;
0.900% — next $250 million; and
0.850% — excess over $500 million.

Emerging Markets Value Fund	Emerging Markets Value Trust (JHT)	1.00% — first $100 million; 0.950% — excess over $100 million

Emerging Markets Debt Fund	Not applicable	0.725% — first $250 million; 0.700% — next $500 million; and 0.675% — excess over $750 million.

Equity-Income Fund	Equity-Income Trust (JHT)	0.825% — first $1 billion; and
0.775% — excess over $1 billion.*
*When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.800% on the first $1 billion of Aggregate Net Assets.

Aggregate Net Assets Include the Net
Assets of the following funds in addition
Trust Portfolio	to the Trust Portfolio	Advisory Fee of the Trust Portfolio
Financial Services Fund	Financial Services Trust (JHT)	0.850% — first $50 million;
0.800%— next $450 million; and
0.750% — excess over $500 million.

Floating Rate Income Fund	Floating Rate Income Trust (JHT)	0.700% — first $1.1 billion; 0.675% — next $0.90 billion; and 0.650% — excess over $2 billion.

Fundamental Value Fund	Fundamental Value Trust (JHT)	0.850% — first $50 million; 0.800% — next $450 million; and 0.750% — excess over $500 million.

Global Fund	JHT Global Trust International Value Trust Income Trust Mutual Shares Trust	0.850% first $1 billion; and 0.800% excess over $1 billion.

JHF II
International Value Fund
Income Fund
Mutual Shares Fund
International Small Cap Fund

Global Agribusiness Fund	N/A	0.850% — first $250 million;
0.800% — excess over $250 million.

Global Bond Fund	Global Bond Trust (JHT)	0.700% — at all asset levels.

Global High Yield Fund	N/A	0.825% — first $250 million;
0.790%— next $500 million; and
0.770% — excess over $750 million.

Global Infrastructure Fund	N/A	0.850% — first $250 million;
0.800% — excess over $250 million.

Global Real Estate Fund	N/A	0.900% — first $500 million;
0.875% — next $250 million; and
0.850% — excess over $750 million.

Global Timber Fund	N/A	0.850% — first $250 million;
0.800% — excess over $250 million.

Heritage Fund	Heritage Trust (JHT)	0.850% — first $400 million;
(formerly, Vista Fund)		0.825% — next $600 million; and
0.800% — excess over $1 billion.

High Income Fund	High Income Trust (JHT)	0.725% — first $150 million; 0.675% — between $150 million and $500 million; 0.650% — between $500 million and $2.5 billion; and 0.600% — excess over $2.5 billion.

High Yield Fund	High Yield Trust (JHT)	0.700% — first $500 million; and 0.650% — excess over $500 million.

Income Fund	JHT Income Trust International Value Trust Global Trust Mutual Shares Trust	1.075% first $50 million; 0.915% next $150 million;
0.825% next $300 million; and
0.800% excess over $500 million

When Aggregate Net Assets exceed $500 million, the advisory fee is 0.800% on all net assets of the Income Fund.

Aggregate Net Assets Include the Net
Assets of the following funds in addition
Trust Portfolio	to the Trust Portfolio	Advisory Fee of the Trust Portfolio
JHF II
International Small Cap Fund
International Value Fund
Global Fund
Mutual Shares Fund

Index 500 Fund	500 Index Trust (JHT)	0.470% — first $500 million; and
0.460% — excess over $500 million

International Equity Index Fund	International Equity Index Trust A (JHT)	0.550% — first $100 million; and
0.530% — excess over $100 million.

International Growth Stock Fund	International Growth Stock Trust (JHT)	0.850% — first $250 million;
0.800% — next $500 million; and
0.750% — excess over $750 million.

International Opportunities Fund	International Opportunities Trust (JHT)	0.900% — first $750 million; 0.850% — between $750 million and $1.5 billion; and 0.800% — excess over $1.5 billion.

International Small Cap Fund	N/A	1.050% — first $200 million; 0.950% — next $300 million; and 0.850% — excess over $500 million.

International Small Company Fund	International Small Company Trust (JHT)	0.950% — at all asset levels.

International Value Fund	JHT Global Trust Income Trust International Value Trust Mutual Shares Trust	0.950% first $150 million; 0.850% next $150 million; and 0.800% excess over $300 million When Aggregate Net Assets exceed $300 million, the advisory fee rate is 0.800% on all net assets.

JHF II
Global Fund
Income Fund
International Small Cap Fund
Mutual Shares Fund

Investment Quality Bond Fund	Investment Quality Bond Trust (JHT)	0.600% — first $500 million; and
0.550% — excess over $500 million.

Large Cap Fund	Large Cap Trust (JHT)	0.780% — first $250 million; 0.730% — next $250 million; 0.680% — next $250 million; and 0.650% — excess over $750 million.

Large Cap Value Fund	Large Cap Value Trust (JHT)	0.825% — first $500 million; 0.800% — next $500 million; 0.775% — next $500 million; 0.720% — next $500 million; and 0.700% — excess over $2 billion.

Lifecycle Portfolios	Lifecycle Trusts (JHT)	See below

Lifestyle Portfolios	Lifestyle Trusts (JHT)	See below

Mid Cap Growth Index Fund	N/A	0.530% — first $50 million; 0.510% — next $50 million; and 0.490% —excess over $100 million.

Aggregate Net Assets Include the Net
Assets of the following funds in addition
Trust Portfolio	to the Trust Portfolio	Advisory Fee of the Trust Portfolio
Mid Cap Index Fund	Mid Cap Index Trust (JHT)	0.490% — first $250 million; 0.480% — next $250 million; and 0.460% — excess over $500 million.

Mid Cap Stock Fund	Mid Cap Stock Trust (JHT)	0.875% — first $200 million; 0.850% — next $300 million; and 0.825% — excess over $500 million.

Mid Cap Value Equity Fund	Mid Cap Value Equity Trust (JHT)	0.875% — first $250 million; and 0.850% — next $250 million; 0.825% — next $500 million; and 0.800% — excess over $1 billion.

Mid Cap Value Index Fund	N/A	0.530% — first $50 million; 0.510% — next $50 million; and 0.490% —excess over $100 million.

Mid Value Fund	Mid Value Trust (JHT)	1.050% — first $50 million;
1.00% — excess over $50 million.

Money Market Fund	Money Market Trust (JHT)	0.500% — first $500 million; and 0.470% — excess over $500 million.

Multi Sector Bond Fund	N/A	0.740% — first $250 million;
0.700%— next $500 million; and
0.675% — excess over $750 million.

Mutual Shares Fund	N/A	0.960% on all assets.

Natural Resources Fund	Natural Resources Trust (JHT)	1.000% — first $1 billion;
0.975% — next $1 billion;
0.950% — excess over $2 billion.

Optimized Value Fund	Optimized Value Trust (JHT)	0.700% — first $500 million; 0.650% — next $500 million; and 0.600% — excess over $1 billion.

Real Estate Equity Fund	N/A	0.875% — first $250 million; 0.850% — next $250 million; and 0.825% — excess over $500 million.

Real Estate Securities Fund	Real Estate Securities Trust (JHT)	0.700% — at all asset levels.

Real Return Bond Fund	Real Return Bond Trust (JHT)	0.700% — first $1 billion; and 0.650% — excess over $1 billion.

Retirement Distribution Portfolios	N/A	See below

Retirement Portfolios	N/A	See below

Science & Technology Fund	Science & Technology Trust (JHT)	1.050% — first $500 million; and 1.000% — excess over $500 million.

Short Term Government Income Fund	Short Term Government Income Trust (JHT)	0.570% — first $250 million; and 0.550% — excess over $250 million.

Small Cap Growth Fund	Small Cap Growth Trust	1.100% — first $100 million; and 1.050% — excess over $100 million.

Small Cap Index Fund	Small Cap Index Trust (JHT)	0.490% — first $250 million; 0.480% next $250 million; and 0.460% — excess over $500 million.

Small Cap Opportunities Fund	Small Cap Opportunities Trust (JHT)	1.000% — first $500 million;
0.950% — next $500 million;
0.900% — next $1 billion.; and
0.850% — excess over $2 billion

Small Cap Value Fund	Small Cap Value Trust (JHT)	1.100% — first $100 million;
1.050% — next $500 million; and
1.000% — excess over $600 million

Aggregate Net Assets Include the Net
Assets of the following funds in addition
Trust Portfolio	to the Trust Portfolio	Advisory Fee of the Trust Portfolio
Small Company Growth Fund	JHT Small Company Growth Trust Small Cap Opportunities Trust International Growth Stock Trust Value Trust	1.050% — first $250 million; and 1.000% — excess over $250 million. The applicable rate is 1.000% on all net assets of the Small Company Growth Fund when the Aggregate Net Assets exceed $1 billion.

JHF II Small Cap Opportunities Fund International Growth Stock Fund Value Fund

Small Company Value Fund	Small Company Value Trust (JHT)	1.050% — first $500 million; and 1.000% — excess over $500 million.

Smaller Company Growth Fund	Smaller Company Growth Trust (JHT)	1.100% — first $125 million;
1.050%— next $250 million;
1.00%— next $625 million; and
0.950% — excess over $1 billion.

Spectrum Income Fund	New Income Trust (JHT)	0.800% — first $250 million; and 0.725% — excess over $250 million.

Strategic Bond Fund	Strategic Bond Trust (JHT)	0.700% — first $500 million; and 0.650% — excess over $500 million.

Strategic Income Opportunities Fund	Strategic Income Opportunities Trust (JHT)	0.725% — first $500 million; and 0.650% — excess over $500 million.

Technical Opportunities Fund	N/A	1.350% — first $250 million;
1.300%— next $250 million; and
1.250% — excess over $500 million.

Technical Opportunities Fund II	N/A	1.100% — first $250 million;
1.050% — next $750 million; and
1.000% — over $1 billion.

Total Bond Market Fund	N/A	0.490% — first $500 million; and 0.470% — excess over $500 million.

Total Return Fund	Total Return Trust (JHT)	See below

Total Stock Market Index Fund	Total Stock Market Index Trust (JHT)	0.490% — first $250 million; 0.480% — next $250 million; and 0.460% — excess over $500 million.

U.S. High Yield Bond Fund	U.S. High Yield Bond Trust (JHT)	0.750% — first $200 million; and
0.720% — excess over $200 million.

U.S. Multi Sector Fund	U.S. Multi Sector Trust (JHT)	0.780% — first $500 million; 0.760% — next $500 million; 0.750% — next $1.5 billion; and 0.740% — excess over $2.5 billion.

Value Fund	Value Trust (JHT)	0.750% — first $200 million; 0.725% — next $300 million; and 0.650% — excess over $500 million.

Value & Restructuring Fund	Value & Restructuring Trust (JHT)	0.825% — first $500 million; 0.800% — next $500 million; and 0.775% — excess over $1 billion.

Total Return Fund
The Adviser shall serve as investment adviser for the Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Portfolio, the fee computed separately for the Portfolio at an annual rate as follows (the “Adviser Fee”).
Pacific Investment Management Company (“PIMCO”) is the Subadviser to the Portfolio
During the period during which PIMCO is the subadviser to the Portfolio, if Relationship Net Assets* equal or exceed $3 Billion, the following fee schedule shall apply:

	First	Excess Over
	$1 Billion	$1 Billion
	of Total Return	of Total Return
Portfolio	Net Assets**	Net Assets**
Total Return Fund	0.700%	0.675%
If Relationship Net Assets* are less than $3 Billion, the following fee schedule shall apply:

Portfolio	All Asset Levels
Total Return Fund	0.700%

*	The term Relationship Net Assets shall mean the aggregate net assets of all portfolios of the John Hancock Trust and the John Hancock Funds II that are subadvised by PIMCO. These funds currently include the Total Return Trust, the Real Return Bond Trust and the Global Bond Trust, each a series of the Trust, and the Total Return Fund, the Real Return Bond Fund and the Global Bond Fund, each a series of John Hancock Funds II.
PIMCO is not the Subadviser to the Portfolio
If PIMCO is not the subadviser to the Portfolio, the following fee schedule shall apply:

	First	Excess Over
	$1 Billion	$1 Billion
	of Total Return	of Total Return
Portfolio	Net Assets**	Net Assets**
Total Return Fund	0.700%	0.675%

**	The term Total Return Net Assets includes the net assets of the Portfolio. It also includes with respect to the Portfolio the net assets of the Total Return Trust, a series of John Hancock Trust but only for the period during which the subadviser for the Portfolio also serves as the subadviser for the Total Return Trust. For purposes of determining Total Return Net Assets and calculating the Advisory Fee, the net assets of the Portfolio are determined as of the close of business on the previous business day of the Trust, and the net assets of the Total Return Trust are determined as of the close of business on the previous business day of that fund.
The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Total Return Net Assets divided by (ii) Total Return Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.
If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Funds of Funds
The Adviser shall serve as investment adviser for each Portfolio listed below (each a “Fund of Funds”).

Lifestyle Aggressive Portfolio	Lifecycle 2010 Portfolio
Lifestyle Balanced Portfolio	Lifecycle 2015 Portfolio
Lifestyle Conservative Portfolio	Lifecycle 2020 Portfolio
Lifestyle Growth Portfolio	Lifecycle 2025 Portfolio
Lifestyle Moderate Portfolio	Lifecycle 2030 Portfolio
(collectively, the “Lifestyle Portfolios”)	Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Retirement 2010 Portfolio	Lifecycle 2045 Portfolio
Retirement 2015 Portfolio	Lifecycle 2050 Portfolio
Retirement 2020 Portfolio	(collectively, the “ Lifecycle Portfolios”)
Retirement 2025 Portfolio
Retirement 2030 Portfolio	Retirement Distribution Portfolio
Retirement 2035 Portfolio	Retirement Rising Distribution Portfolio
Retirement 2040 Portfolio	(collectively, the “Retirement Distribution Portfolios”)
Retirement 2045 Portfolio
Retirement 2050 Portfolio	Alternative Asset Allocation Fund
(collectively, the “Retirement Portfolios”)
Certain Definitions:
     “Affiliated Fund Assets” means the net assets or Aggregate Net Assets (as applicable) of a Fund of Funds that are invested in Affiliated Funds.
     “Affiliated Funds” are any fund of John Hancock Trust (“JHT”), John Hancock Funds II (“JHF II”) or John Hancock Funds III (“JHF III”), excluding the following funds of JHT: the Money Market Trust B, 500 Index Trust B, International Equity Index Trust B and Total Bond Market Trust B.
     “Aggregate Net Assets” of a Fund of Funds means the net assets of the Fund of Funds and the net assets of one or more other Funds of JHT, JHF II or JHF III, but only with respect to and for so long as such other Fund of Funds is managed by the same subadviser as the Fund of Funds.
     “Other Assets” means the net assets or Aggregate Net Assets, as applicable, of a Fund of Funds that are not invested in Affiliated Funds.
Adviser Fee:
     The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund of Funds, a fee computed separately for each Fund of Funds as follows (the “Adviser Fee”).
     The Adviser Fee for each Fund of Funds has two components: (a) a fee on Affiliated Fund Assets; and (b) a fee on Other Assets. Each such fee shall be accrued and paid daily to the Adviser for each calendar day. The daily Adviser Fee for each Fund of Funds shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

          (a) Fee on Affiliated Fund Assets. The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of either the net assets or the Aggregate Net Assets (as applicable) of the Fund of Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Affiliated Funds Fee Rate”) is applied to the Affiliated Fund Assets of the Fund of Funds. For each day, the Applicable Annual Affiliated Funds Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates for Affiliated Fund Assets in the fee schedule to the applicable portions of the net assets or Aggregate Net Assets of the Fund of Funds divided by (ii) the net assets or Aggregate Net Assets, as applicable, of the Fund of Funds. The daily fee accrual on Affiliated Fund Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Fund of Funds.
          (b) Fee on Other Assets. The fee on Other Assets is stated as an annual percentage of the current value of either the net assets or the Aggregate Net Assets (as applicable) of the Fund of Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Other Assets Fee Rate”) is applied to the Other Assets of the Fund of Funds. For each day, the Applicable Annual Other Assets Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates for Other Assets in the fee schedule to the applicable portions of the net assets or Aggregate Net Assets of the Fund of Funds, divided by (ii) the net assets or Aggregate Net Assets, as applicable, of the Fund of Funds. The daily fee accrual on Other Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Fund of Funds.
     Net assets, Aggregate Net Assets, Affiliated Fund Assets and Other Assets with respect to a Fund of Funds shall be determined as of the close of business on the previous business day of JHT for JHT Funds, as of the close of business on the previous business day of JHF II for JHF II Funds and as of the close of business on the previous business day of JHF III for JHF III Funds.
     If, with respect to any Fund of Funds, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.
Fee Schedules:
Lifecycle Portfolios

Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
	Affiliated Fund Assets		Other Assets
	First	Excess Over	First	Excess Over
Fund of Funds	$7.5 billion	$7.5 billion	$7.5 billion	$7.5 billion
Each Lifecycle Portfolio	0.060%	0.050%	0.510%	0.500%

(1)	Aggregate Net Assets. For each Lifecycle Portfolio, Aggregate Net Assets include the net assets of all the JHF II Lifecycle Portfolios and the net assets of all the JHT Lifecycle Trusts. The JHT Lifecycle Trusts are: the Lifecycle 2010 Trust, Lifecycle 2015 Trust, Lifecycle 2020 Trust, Lifecycle 2025 Trust, Lifecycle 2030 Trust, Lifecycle 2035 Trust, Lifecycle 2040 Trust, Lifecycle 2045 Trust and Lifecycle 2050 Trust.

Lifestyle Portfolios

Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
	Affiliated Fund Assets		Other Assets
	First	Excess Over	First	Excess Over
Fund of Funds	$7.5 billion	$7.5 billion	$7.5 billion	$7.5 billion
Each Lifestyle Portfolio	0.050%	0.040%	0.500%	0.490%

(1)	Aggregate Net Assets. For each Lifestyle Portfolio, Aggregate Net Assets include the net assets of all the JHF II Lifestyle Portfolios and the net assets of all the JHT Lifestyle Trusts. The JHT Lifestyle Trusts are: the Lifestyle Aggressive Trust, Lifestyle Balanced Trust, Lifestyle Conservative Trust, Lifestyle Growth Trust and Lifestyle Moderate Trust.
Retirement Portfolios

Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
	Affiliated Fund Assets		Other Assets
	First	Excess Over	First	Excess Over
Fund of Funds	$7.5 billion	$7.5 billion	$7.5 billion	$7.5 billion
Each Retirement Portfolio	0.060%	0.050%	0.510%	0.500%

(1)	Aggregate Net Assets. For each Retirement Portfolio, Aggregate Net Assets include the net assets of all the JHF II Retirement Portfolios.
Retirement Distribution Portfolios

Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
	Affiliated Fund Assets		Other Assets
	First	Excess Over	First	Excess Over
Fund of Funds	$500 million	$500 million	$500 million	$500 million
Each Retirement Distribution Portfolio	0.060%	0.050%	0.510%	0.500%

(1)	Aggregate Net Assets. For each Retirement Distribution Portfolio, Aggregate Net Assets include the net assets of all the JHF II Retirement Distribution Portfolios.
Alternative Asset Allocation Fund

	Rates Applied to net assets of the Fund of Funds
	Affiliated Fund Assets	Other Assets
Fund of Funds	All Asset Levels	All Asset Levels
Alternative Asset Allocation Fund	0.150%	0.600%

Core Diversified Growth & Income Portfolio
Core Fundamental Holdings Portfolio
Core Global Diversification Portfolio
Advisory Fee
0.050% — first $500 million of Aggregate Net Assets*
0.040% — excess over $500 million of Aggregate Net Assets*

*	Aggregate Net Assets include the net assets of the following funds:
John Hancock Trust
American Fundamental Holdings Trust
American Global Diversification Trust
Core Diversified Growth & Income Trust
John Hancock Funds II
Core Fundamental Holdings Fund
Core Global Diversification Fund
Core Diversified Growth &Income Fund